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                                                                  EXHIBIT 10.23


SYSTEM ACQUISITION AGREEMENT                                   Ser. No. 97-0183
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                          SYSTEM ACQUISITION AGREEMENT

     THIS SYSTEM ACQUISITION AGREEMENT (the "AGREEMENT") is hereby entered into between ACE*COMM Corporation ("ACE*COMM") located at 704 Quince Orchard Road, Gaithersburg Maryland 20878 and SpectraNet International Inc. ("SPECTRANET") with offices at 9383 Genesee Avenue, Suite 200 San Diego, CA 92121 on the following terms and conditions:


                                   Article I.
                                  DEFINITIONS


     "CUSTOM WORK PRODUCT" means (i) all original work product arising out of professional services rendered by ACE*COMM hereunder including, without limitation, functional and technical design documentation, software programs, modules, routines, algorithms and associated user documentation, authorized custom enhancements, modifications, interfaces and changes to Third Party Software Products, Standard Software Products or Embedded Software in furtherance of the Specifications, including without limitation the software products and functionality described in the Gap Analysis, and (ii) all new versions, upgrades, improvements, fixes and/or patch-tapes with respect to the foregoing delivered by ACE*COMM to SpectraNet pursuant to the Maintenance Agreement. Custom Work Product does not include any Embedded Software, Standard Software Products or Third Party Software Products.

     "DELIVERABLES" means (i) all equipment, cabling, Third Party Software Products, Standard Software Products, Embedded Software, Custom Work Product, documentation, goods, supplies, services, training, "know how," technology or other things provided under this Agreement by or through ACE*COMM, and (ii) with respect to the foregoing equipment, cabling, goods, supplies, all replacement parts and components, all new versions, upgrades, improvements, fixes and/or patch-tapes delivered by ACE*COMM to SpectraNet pursuant to the Maintenance Agreement.

     "EMBEDDED SOFTWARE" means (i) any pre-existing computer software programs, modules, routines, algorithms and related documentation owned by ACE*COMM and provided to SpectraNet for the purpose of incorporating or "embedding" it in whole or in part into Custom Work Product, and (ii) all new versions, upgrades, improvements, fixes and/or patch-tapes with respect to the foregoing delivered by ACE*COMM to SpectraNet pursuant to the Maintenance Agreement.

     "GAP ANALYSIS" means the "SpectraNet Functional Description and Phase List" attached hereto as Exhibit B and which document has the serial number N97-0183.

     "MAINTENANCE AGREEMENT" means that certain Support and Maintenance Agreement by and between ACE*COM and SpectraNet dated as of the date hereof.

     "MAJOR ALARM" means a warranty call under Section 11 concerning an error, malfunction or other problem with a Deliverable covered by warranty that prevents the Deliverable from


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SYSTEM ACQUISITION AGREEMENT                                   Ser. No. 97-0183
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operating at a level of Substantial Functionality. "Minor Alarm" means any warranty call that is not a Major Alarm.

     "SOFTWARE" means, collectively, the Third Party Software Products, the Standard Software Products, Embedded Software and the Custom Work Products.

     "SPECIFICATIONS" means all descriptions of Deliverables, including associated functional and technical designs, drawings and samples included in ACE*COMM's proposal, the Statement of Work, the Gap Analysis, ACE*COMM's existing product documentation and any other material information created or specifically adopted by ACE*COMM as the basis for discharging its responsibilities hereunder. The order of precedence for such documents shall be (i) the Statement of Work, (ii) the Gap Analysis, (iii) ACE*COMM's existing product documentation and (iv) all other applicable documentation.

     "STANDARD SOFTWARE PRODUCTS" means (i) all computer software programs and related documentation owned by ACE*COMM and itemized on the Statement of Work and provided to SpectraNet in a form generally available to the public without substantial customization or modification, and (ii) all new versions, upgrades, improvements, fixes and/or patch-tapes with respect to the foregoing delivered by ACE*COMM to SpectraNet pursuant to the Maintenance Agreement.

     "STATEMENT OF WORK" means the attached description of professional services, software products, equipment and devices, project work schedule, job categories, prices, special payment terms, special license terms, and other Deliverables or relevant descriptions of what ACE*COMM is to provide hereunder and which is attached hereto as Exhibit A.

     "SUBSTANTIAL FUNCTIONALITY" of a Deliverable means that such Deliverable operates in accordance with the Specifications such that there are no material errors or defects in any function that is used or is planned to be used by SpectraNet and which cannot be accommodated or "worked around" through relatively minor adjustments in work habits, operating procedures or otherwise.

     "THIRD PARTY SOFTWARE PRODUCTS" means (i) software programs, modules, routines and related documentation of third party vendors (other than ACE*COMM), including operating system software and application software, and
(ii) all new versions, upgrades, improvements, fixes and/or patch-tapes with respect to the foregoing delivered by ACE*COMM to SpectraNet pursuant to the Maintenance Agreement.

     "WARRANTY PERIOD" means, with respect to each of Phase 1, 2 or 3, the ninety (90) day period commencing upon Acceptance of the Deliverables that are delivered as part of such phase, such that each of Phase 1, 2 or 3 shall have separate 90 day Warranty Periods.


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SYSTEM ACQUISITION AGREEMENT                                   SER. NO. 97-0183
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                                  ARTICLE II.
                             GENERAL UNDERTAKING

     1. TERM OF AGREEMENT. The term of this Agreement ("TERM") shall commence on the date last below written and shall continue in full force and effect until terminated in accordance with Section 16.

     2.    SCOPE OF WORK

           (a) GENERALLY. ACE*COMM agrees to provide, and SpectraNet agrees to obtain and pay for, the Deliverables described in the Statement of Work at the prices set forth therein according to the Specifications and this Agreement.

           (b) CHANGES IN SCOPE OF WORK. SpectraNet may request changes in the Specifications or the Statement of Work or may request additional or different work ("CHANGE ORDER"). If any Change Order causes an increase in the price of, or the time required for performance of, the Statement of Work, ACE*COMM shall notify SpectraNet of the additional time required for performance and/or increase in price resulting from the Change Order and shall proceed with work under the Change Order only upon written approval of such changed terms and/or prices by SpectraNet. If a Change Order will not cause an increase in the price of, or the time required for performance of, the Statement of Work, ACE*COMM shall proceed with the Change Order. Upon the approval by SpectraNet of the changed terms and/or prices that are caused by such Change Order, such Change Order shall be included in the applicable portion of the Specifications and/or Statement of Work.

     3. PRICES. Pricing for the Statement of Work is broken down into three (3) separate phases, as follows:

           (a) PHASE 1. The first phase requires ACE*COMM to deliver SpectraNet's initial business and technical needs, providing a current, operational version of all of the Deliverables except for the Custom Work Product, as more fully explained in the Statement of Work. The Standard Software Products, Embedded Software Products and Third Party Software Products will include, but not be limited to, the functionality described in the Statement of Work for Fault Configuration, Accounting, Performance and Security Management. ACE*COMM shall deliver all of the Phase 1 Deliverables at the "firm fixed price" set forth in the Statement of Work, provided that
Section 2(b) shall apply to any proposed changes to the Deliverables to be delivered as part of Phase 1.

           (b) PHASE 2. In Phase 2, ACE*COMM shall begin processing SpectraNet transactions as defined in the Data Processing Agreement and deliver a current, operational version of all those portions of the Custom Work Product that are to be delivered as part of Phase 2 as indicated in the Gap Analysis and as more fully explained in the Statement of Work. ACE*COMM shall deliver all of the Phase 2 Deliverable at the "firm fixed price" set forth in the Statement of Work, provided that Section 2(b) shall apply to any proposed changes to the Deliverables to be delivered as part of Phase 2.

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SYSTEM ACQUISITION AGREEMENT                                   Ser. No. 97-0183
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           (c) PHASE 3. In Phase 3, ACE*COMM shall deliver a current, operational version of all those portions of the Custom Work Product that are to be delivered as part of Phase 3 as indicated in the Gap Analysis and as more fully explained in the Statement of Work. ACE*COMM shall deliver all of the Phase 3 Deliverables at the "firm fixed price" set forth in the Statement of Work, provided that Section 2(b) shall apply to any proposed changes to the Deliverables to be delivered as part of Phase 3.

           (d) TAXES. SpectraNet shall be responsible for any state and local sales or use tax based on SpectraNet's payment of fees, and use of the Software, under this Agreement. ACE*COMM shall be responsible for taxes based on ACE*COMM's net income, gross income, receipts, capital or net worth as well as all minimum taxes, doing business taxes and franchise taxes.

     4. CERTAIN OUT-OF-POCKET COSTS. Except as otherwise specifically set forth in this Agreement, prices quoted do not include and SpectraNet shall reimburse ACE*COMM for its reasonable cost of travel (air & cab fare, lodging, or auto rental).

     5. SHIPPING, RISK OF LOSS, TITLE. Unless otherwise set forth on the Statement of Work, all equipment purchased by SpectraNet shall be shipped FOB Gaithersburg, Md. to SpectraNet according to ACE*COMM's (or the manufacturer's) normal procedures, and SpectraNet shall pay all associated shipping, insurance and handling charges. Title to all equipment, cabling and hardware delivered to SpectraNet hereunder shall transfer to SpectraNet concurrently with SpectraNet's payment to ACE*COMM (or, if applicable, to the vendor of such equipment, cabling or hardware) with respect to such equipment, cabling or hardware.

     6.    INSTALLATION & ACCEPTANCE.

           (a) GENERAL. ACE*COMM and SpectraNet shall cooperate to develop acceptance test procedures ("ATPs") that shall provide guidelines to determine whether or not the Deliverables substantially perform as set forth in the applicable Specifications and which ATPs shall be subject to SpectraNet's approval. The parties acknowledge that nothing contained in the ATPs is intended to reduce SpectraNet's rights to report any errors or defects in any Deliverables and have such errors or defects repaired by ACE*COMM pursuant to this Section 6 and/or Section 11. ACE*COMM shall install and provide on-site installation assistance for the Deliverables that are to be delivered as part of Phases 1, 2 and 3 pursuant to the schedule set forth in the Statement of Work. For each such phase, SpectraNet shall accept or reject the Deliverables that are part of such phase within 30 days after ACE*COMM'S successful installation of such Deliverables at the last of the locations designated by SpectraNet on or before May 15, 1997 to have such Deliverables installed; provided, however, that such 30 day period shall be extended by up to 30 days in the event that SpectraNet reports any reasonable errors or defects in such Deliverables that are not remedied by ACE*COMM within the initial 30 day period. SpectraNet shall provide ACE*COMM with a reasonably detailed description of any such errors or defects and the portion of the Specifications at issue. ACE*COMM shall use all commercially reasonable efforts to correct such reported error or defect. At the end of such 30


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day testing period (as extended if applicable), the ATPs shall be executed and
SpectraNet shall accept such Deliverables by written notice to ACE*COMM if
(i) such Deliverables successfully completes each step of the applicable
ATPs, and (ii) such Deliverables do not contain, in SpectraNet's reasonable judgment, any material and substantial non-conformances when compared to the applicable Specifications ("ACCEPTANCE" or "ACCEPTED"). If such standards for Acceptance have not been met, SpectraNet may reject such Deliverables. Following Acceptance of a Deliverable, any defects in such Deliverable shall be subject to Section 11.

          (b) DECISION NOT TO ACCEPT. If the standards for Acceptance as set forth in Section 6(a) have not been met with respect to the Deliverables that are part of either Phase 1 on the one hand, or Phases 2 and 3 on the other hand, and SpectraNet has rejected such Deliverables, then SpectraNet shall pay ACE*COMM a maximum of 40% of the license fees and service fees listed in the Statement of Work payable with respect to the rejected phases. If (i) SpectraNet has elected to pay the license fees on a monthly payment schedule as provided for in the Statement of Work, and (ii) at the time of the rejection of the applicable phase(s), SpectraNet has paid in excess of 40% of the license fees and service fees for such rejected phase(s) (not including any accrued interest that is payable or has been paid), then ACE*COMM shall refund to SpectraNet the amount of any license and/or service fees (together with any accrued and paid interest) that SpectraNet has paid in excess of 40% of the license fees and service fees for such rejected phase(s).

     7. PAYMENT, INVOICES AND LATE CHARGES. ACE*COMM shall invoice SpectraNet for the Deliverables pursuant to the payment schedule set forth in the Statement of Work. The amounts shown on such invoices shall be due within 30 days from SpectraNet's receipt of such invoice. ACE*COMM reserves the right to delay its performance hereunder without prejudice if amounts are not paid when due. ACE*COMM retains a purchase money security interest and the right to assert appropriate liens with respect to all Deliverables until all amounts due are paid in full. Any late payment shall be subject to any costs of collection (including reasonable legal fees) and shall bear interest at the rate of one and one-half (1.5) percent per month or fraction thereof until paid.

     8. TRAINING & DOCUMENTATION. ACE*COMM shall provide training and technical or user documentation in support of the Deliverables to the extent and at the prices, if any, set forth on the Statement of Work. Any additional training or documentation shall be provided at ACE*COMM's then prevailing rates or at such other rates as the parties may agree with in writing.

     9.  OWNERSHIP AND LICENSING OF TECHNOLOGY.

         (a) GRANT OF LICENSE. Subject to the terms and conditions of this Agreement, SpectraNet is hereby granted (i) a paid-up, nonexclusive, perpetual license to use, copy and execute in object code form only the Standard Software Products, the Embedded Software Products and the Custom Work Product and, (ii) subject to Section 9(b), a paid-up, nonexclusive, perpetual sublicense to use, copy and execute in object code form only the Third Party Software.


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SpectraNet may make as many additional copies as it deems necessary
(including for back-up and archival purposes) but may only use and execute in a "live production" environment (a) one (1) copy of the Software at a time,
(b) for use by its employees, contractors and temporary employees in support of SpectraNet's (and its affiliates') internal business operations and not for purposes of providing "service bureau" services to third parties, (c) for installation at the single office building (or contiguous set of buildings) at which the Software is first installed, and (d) for use in connection with the number of separate subscriber "lines" set forth in the Statement of Work, which number of subscriber lines may be increased upon payment by SpectraNet of the applicable expansion fees set forth in the Statement of Work. Any such back-up and archival copy may be stored away from SpectraNet's site. The full amount of the license fees payable by SpectraNet with respect to the license granted hereunder to the Standard Software Products is set forth in the Statement of Work.

          (b) THIRD PARTY SOFTWARE PRODUCTS. The sublicense to the Third Party Software granted by ACE*COMM pursuant to Section 9(a) shall be granted to the maximum extent permitted by ACE*COMM's original vendor license agreements and SpectraNet hereby agrees to be bound and governed by the terms and conditions of such original vendor license agreements accompanying such Third Party Software Products or, if no such license agreement is included, by the vendor's standard license terms generally applicable to the particular product, provided such terms are typical and ordinary and, in all cases, do not impose any obligations upon SpectraNet in addition to SpectraNet's obligations as set forth in this Agreement.

          (c) RELOCATION OF SOFTWARE; NETWORK USE. Subject to Article III of the Maintenance Agreement, the Software may be relocated to any other SpectraNet location, provided no more than one (1) copy is used and executed in a "live production" environment at any one time. Notwithstanding the limitation that the Software may only be installed at a single location, the system located at such location may be a networked or distributed system (including a client/server system) and "use," "execute" and "installation" as such terms are used in this Section 9 shall include use and installation in connection with such networked or distributed system and access to such network from remote locations.

          (d) TRANSFER OF LICENSE. Such license shall be transferable by SpectraNet in object code form only pursuant to Section 21 upon the transferee's written agreement to be bound by the terms and conditions contained in this Agreement applicable to the license hereunder. Subject to the release of the Escrow Materials (as defined below) pursuant to
Section 17, the transfer of any license in source code form shall always require ACE*COMM's prior written approval. Upon any transfer of Software in any form, SpectraNet shall destroy all copies of the transferred Software in its possession and cease all further use.

          (e) TITLE. Subject only to the licenses granted to SpectraNet hereunder, ACE*COMM shall retain all right, title and interests in the Standard Software Products, Embedded Software Products and Custom Work Product. SpectraNet expressly acknowledges and agrees that in no event shall Custom Work Product be deemed to constitute "work made for hire" under the Copyright Act (17 U.S.C. Sec. 101) and, alternatively, SpectraNet hereby


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irrevocably assigns all ownership or other rights it might have in Custom Work
Product to ACE*COMM. This Agreement does not grant to SpectraNet any ownership interest in the Third Party Software.

          (f) SPECTRANET'S DATA. ACE*COMM understands and acknowledges that SPECTRANET will (i) manage, modify, maintain and update substantial amounts of pre-existing data and information, and (ii) generate, manage, modify, maintain and update substantial amounts of additional data and information (collectively, "SPECTRANET DATA") using the Software. SpectraNet shall retain all right, title and interest in and to SpectraNet Data. Nothing contained in this Agreement shall be deemed or construed to limit or prevent SpectraNet from using the Software (or any other process, program or device) to copy, modify, sell, license, distribute, transmit, reformat, reconfigure or manipulate SpectraNet Data in any way. SpectraNet or any employee, third-party consultant, contractor or subcontractor or temporary employee of SpectraNet may at any time (including after any termination of this Agreement) access by any means any program, communications or computer equipment, network and/or database in which, or in connection with which, SpectraNet Data is then stored to do any of the foregoing and nothing in this Agreement shall be deemed or construed to require that SpectraNet use Deliverables by ACE*COMM in order to access any SpectraNet Data.

     10.  CONFIDENTIAL INFORMATION.

          (a) ACKNOWLEDGMENT OF CONFIDENTIALITY. Each party hereby acknowledges that it may be exposed to confidential and proprietary information of the other party including, without limitation, any trade secrets embodied in the source code for Standard Software Products, the Custom Work Product, the Embedded Software and other technical information (including functional and technical specifications, designs, drawings, analysis, research, process, source code versions of computer programs, algorithms, methods, ideas, "know how" and the like), business information (sales and marketing research, materials, plans, accounting and financial information, personnel records and the like) and other information that has been clearly designated in writing as confidential ("Confidential Information"). Confidential Information does not include (i) information previously known or independently developed by the recipient; (ii) information in the public domain through no wrongful act of the recipient, or (iii) information received by the recipient from a third party who was free to disclose it.

          (b) COVENANT NOT TO DISCLOSE. With respect to the other party's Confidential Information, the recipient hereby agrees that during the Term and at all times thereafter it shall not use, commercialize or disclose such Confidential Information to any person or entity, except to its own employees (and in the case of SpectraNet, to its temporary employees and to any contractors retained to perform data entry or related services) having a "need to know" (and who are themselves bound by similar nondisclosure restrictions), and to such other recipients as the other party may approve in a signed writing; provided, that all such recipients shall have first executed a confidentiality agreement in a form acceptable to the owner of such information. Each party shall use at least the same degree of care in safeguarding the other party's Confidential Information as it uses in safeguarding its own confidential information. Neither


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party nor any recipient may alter or remove from any software or associated documentation owned or provided by the other party hereunder, any proprietary, copyright, trademark or trade secret legend, nor may it attempt to decompile or reverse engineer such software. The provisions of this Section 10 shall survive termination of this Agreement.

          (c) REMEDIES FOR BREACH OF CONFIDENTIALITY. Each party acknowledges that the unauthorized use, commercialization or disclosure of the other party's Confidential Information would cause irreparable harm to such other party. The parties acknowledge that remedies at law would be inadequate to redress the actual or threatened unauthorized use, commercialization or disclosure of such Confidential Information and that a party may seek temporary and permanent injunctive relief to enforce the foregoing restrictions. Each party shall pay its own costs and expenses (including attorneys' fees) incurred in any proceeding arising under this Section 10.

          (d)  NORMAL USE.  Except as otherwise specifically set forth in
Section 9, nothing in this Section 10 shall be deemed to restrict SpectraNet from using any of SpectraNet's Data or any Deliverable in the ordinary course of its business it being understood that many employees, subcontractors and others will use the Confidential Information in completing their duties for SpectraNet and that it may become necessary for SpectraNet to interface Confidential Information constituting software to other systems utilized by SpectraNet, its customers, its suppliers, and its consultants.

     11.  WARRANTIES.

          (a) EQUIPMENT, THIRD PARTY SOFTWARE PRODUCTS. ACE*COMM hereby assigns to SpectraNet, to the extent assignable, all warranties and indemnities provided by manufacturers of equipment and associated devices, and by vendors of Third Party Software Products provided to SpectraNet hereunder. SpectraNet will look solely to the applicable manufacturer or vendor of Third Party Software Products for all warranty claims with respect to those items and shall hold ACE*COMM harmless therefrom; provided, however, that ACE*COMM shall remain obligated to SpectraNet as set forth below for the performance of the Deliverables as a system. ACE*COMM warrants that the Equipment and Third Party Software Product when installed with the other Deliverables will be sufficient to deliver the service levels and functionality described in the statement of Work for each applicable delivery date in the Statement of Work.

          (b) NONINFRINGEMENT WARRANTY; INDEMNIFICATION. ACE*COMM represents and warrants that during the Term hereof (i) the Deliverables (not including the Third Party Software Products), when properly used as contemplated herein and in the Statement of Work, will not infringe or misappropriate any United States copyright, trademark, patent, or the trade secrets of any third persons, and (ii) the use of the Third Party Software Products in combination or in connection with the remaining Deliverables when properly used as contemplated herein and in the Statement of Work, will not infringe or misappropriate any United States copyright, trademark, patent, or the trade secrets of any third persons. ACE*COMM shall indemnify and hold SpectraNet harmless for any damages, suits, claims, actions, costs, expenses, settlements arising out of the breach of ACE*COMM's representation and warranty in the preceding


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sentence provided that (i) ACE*COMM is given prompt written notice of such claim; (ii) ACE*COMM is given the right to control and direct the investigation, preparation, defense or settlement of any claim; (iii) SpectraNet reasonably cooperates with ACE*COMM in the investigation, preparation, defense or settlement of any claim provided that (1) ACE*COMM shall reimburse SpectraNet for its reasonable out-of-pocket expenses incurred in providing such cooperation and (2) the foregoing notwithstanding, SpectraNet shall be solely responsible for the cost of retaining its own attorneys after ACE*COMM has taken control of the defense of such claim; and
(iv) SpectraNet is not in material breach of this Agreement, and (v) the alleged infringement was not caused by SpectraNet's alteration of the product or use of it in combination with other software, equipment or technology not supplied or authorized by ACE*COMM. In the event that an injunction is sought or obtained preventing SpectraNet's use of the Deliverables as contemplated herein and in the Statement of Work, then in addition to any other obligations ACE*COMM may have under this Section 11(b), it shall do one or more of the following, such choice being in ACE*COMM's sole discretion;
(i) defend through litigation or obtain through negotiation the right of SpectraNet to continue using the product; (ii) rework the product so as to make it noninfringing while preserving the original functionality and performance; (iii) replace the product with software having substantially equivalent functionality and performance, or (iv) terminate this Agreement with respect to such infringing product upon advance written notice to SpectraNet and refund an equitable portion of license fees actually paid by SpectraNet for the infringing product. THESE ARE THE SOLE AND EXCLUSIVE REMEDIES AVAILABLE FOR BREACH OF THE WARRANTY PROVIDED IN THIS SUBSECTION.

          (c) LIMITED PERFORMANCE WARRANTY. ACE*COMM represents and warrants that during the Warranty Period, all Deliverables (not including the Third Party Software) shall operate at a level of Substantial Functionality and shall operate with and/or interface with the Third Party Software at a level of Substantial Functionality provided that (i) SpectraNet shall provide notice to ACE*COMM of such failure of the Software to operate at a level of Substantial Functionality, (ii) the applicable Deliverable is installed and implemented substantially in accordance with all written user or technical documentation previously supplied by ACE*COMM; (iii) SpectraNet has properly installed and paid all applicable fees for all updates made available and required by ACE*COMM with respect to the Deliverables and SpectraNet has further installed any updates required by ACE*COMM with respect to any other equipment or software that materially affect the performance of the Deliverables; (iv) SpectraNet has properly maintained all associated equipment, software and environmental conditions substantially in accordance with applicable Specifications and reasonable industry standards; (v) the failure to meet Substantial Functionality is not caused directly or indirectly by equipment or software not supplied or otherwise authorized by ACE*COMM; (vi) SpectraNet is not in material breach of this Agreement; (vii) SpectraNet has made no changes (nor permitted any changes to be made) other than by or with the express approval of ACE*COMM to the Software source code. Any failure by SpectraNet to satisfy the foregoing conditions shall not be a breach of this Agreement but shall delay or suspend ACE*COMM's warranty response obligations set forth in Section 11(d); provided, however, that (a) any such delay or suspension by ACE*COMM shall not extend the applicable Warranty Period, and (b) ANY UNAUTHORIZED


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CHANGES TO THE SOFTWARE SOURCE CODE WILL VOID THE WARRANTY PROVIDED UNDER
THIS SUBSECTION.

          (d)  WARRANTY RESPONSE.

               (i) GENERAL. During the Warranty Period, upon being notified by SpectraNet in accordance with ACE*COMM's standard "trouble report" procedures (written copies of which have been or shall be provided to SpectraNet) of a Major Alarm that is covered by the warranty set forth in Section 11(c), ACE*COMM shall respond by telephone to acknowledge the Major Alarm within 4 business hours and, with the cooperation of SpectraNet (including installation of dial-in contact via modem), shall promptly commence diagnosis and error correction efforts and shall use all commercially reasonable efforts to correct such Major Alarm.

               (ii) MINOR ALARMS. Minor Alarms shall be diagnosed and corrected by ACE*COMM within a reasonable time by telephone support or through the issuance of periodic updates. ACE*COMM acknowledges that a large accumulation of Minor Alarms may collectively be characterized and treated by SpectraNet as a Major Alarm if not corrected within a reasonable time. All corrections issued in response to Major Alarms and Minor Alarms shall during the original Warranty Period only be warranted against defects to the same extent as the original Deliverable.

               (iii) OUT OF POCKET EXPENSES. Out-of-pocket travel expenses and reasonable costs of labor incurred by ACE*COMM in providing on-site assistance required to correct problems not covered by warranty shall be borne by SpectraNet and, in any event SpectraNet shall bear all travel expense associated with problems that are covered by warranty.

          (e)  WARRANTY DISCLAIMER. EXCEPT AS SPECIFICALLY PROVIDED IN THIS
SECTION 11, ACE*COMM HEREBY DISCLAIMS WITH RESPECT TO ALL DELIVERABLES PROVIDED HEREUNDER, ALL EXPRESS AND IMPLIED WARRANTIES, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY, TITLE OR FITNESS FOR A PARTICULAR PURPOSE.

          (f) DISCLAIMER REGARDING GOVERNMENTAL LAWS AND REGULATIONS. THE PARTIES HEREBY AGREE THAT, TO THE EXTENT ANY DELIVERABLE HEREUNDER IS USED FOR THE PURPOSE OF GENERATING OUTPUT USED IN COMPLYING WITH GOVERNMENTAL LAWS AND REGULATIONS (INCLUDING TAX LAWS AND REGULATIONS), SPECTRANET SHALL ASSUME ALL RESPONSIBILITY FOR HAVING THE DELIVERABLES THOROUGHLY TESTED BY
QUALIFIED PROFESSIONALS TO ENSURE THE OUTPUT IS ACCURATE AND COMPLETE, PROVIDED, HOWEVER, THAT ANY ERRORS DISCOVERED BY SPECTRANET WITH REGARD TO SUCH OUTPUT SHALL BE SUBJECT TO REPAIR BY ACE*COMM PURSUANT TO THIS SECTION 11.


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SYSTEM ACQUISITION AGREEMENT                                  Ser. No. 97-0183
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     12.  LIMITATION OF REMEDIES & LIABILITIES. The parties acknowledge that the following provisions have been negotiated by them and reflect a fair allocation of risk:

          (a)  REMEDIES. Except for (i) SpectraNet's Acceptance rights under
Section 6, (ii) certain injunctive relief authorized under Sections 10, 16 and 17 and (iii) indemnification authorized under Sections 11(b), 18, 26 and 27, SpectraNet's sole and exclusive remedies for ACE*COMM's default hereunder shall be (i) to obtain the repair, replacement or correction of the defective Deliverable, or, if ACE*COMM reasonably determines that such remedy is not economically or technically feasible and (ii) to obtain in accordance with the specific provisions of this Agreement an equitable partial or full refund of amounts paid with respect to the defective Deliverable.

          (b) LIMITATION ON ACE*COMM'S LIABILITY. EXCEPT FOR DAMAGES ARISING FROM BODILY INJURY CAUSED BY THE NEGLIGENCE OF ACE*COMM, DAMAGES COVERED BY THE INDEMNIFICATION AUTHORIZED UNDER SECTIONS 11(b), 18 AND 26, AND ANY INJUNCTIVE RELIEF AUTHORIZED PURSUANT TO THIS AGREEMENT, (i) ACE*COMM SHALL NOT BE LIABLE FOR ANY AMOUNT EXCEEDING THE PORTION OF THE TOTAL CONTRACT PRICE ACTUALLY PAID BY SPECTRANET, AND (ii) IN NO EVENT SHALL ACE*COMM BE LIABLE, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, FOR ANY INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFIT OR BUSINESS INTERRUPTION EVEN IF ACE*COMM IS NOTIFIED IN ADVANCE OF SUCH POSSIBILITY) ARISING OUT OF OR PERTAINING TO THE SUBJECT MATTER OF THIS AGREEMENT.

          (c) LIMITATION ON SPECTRANET'S LIABILITY. EXCEPT FOR CHANGE ORDERS AGREED TO BY THE PARTIES UNDER SECTION 2(b), IN NO EVENT SHALL SPECTRANET BE LIABLE TO ACE*COMM OR TO ANY THIRD PARTY, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, FOR ANY INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFIT, BUSINESS INTERRUPTION OR COST OF COVER EVEN IF SPECTRANET IS NOTIFIED IN ADVANCE OF SUCH POSSIBILITY) ARISING OUT OF ANY USE BY ACE*COMM OF ANY INFORMATION, DATA, DESIGN, ADVICE OR OTHER MATERIALS OBTAINED FROM SPECTRANET OR ANY FAILURE BY SPECTRANET TO DELIVER ANY SUCH INFORMATION, DATA, DESIGN, ADVICE OR OTHER MATERIALS.

                                  Article III.
                             NOTICES; TERMINATION:
                            RESOLUTION OF DISPUTES

     13. NOTICES. Notices sent to either party shall be effective when delivered in person or when transmitted in good form by telecopier ("fax") machine; one (1) day after being sent by


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

overnight courier, or two (2) days after being sent by first class mail postage prepaid to the address set forth below, or to such other address as the parties may from time to time give notice:

     SpectraNet Address:                       ACE*COMM Address

     Mr. John Lewis                            Mr. S. Joseph Dorr
     Vice President, Network Operations        Vice President, Net*Comm
     SpectraNet International                  ACE*COMM, Corporation
     9383 Genesee Avenue                       704 Quince Orchard Road
     Suite 200                                 Suite 100
     San Diego, CA 92121                       Gaithersburg, MD 20878


     14. ARBITRATION. Except for certain injunctive relief authorized under Sections 10,11, 16 and 17, which may be sought at any time, any dispute between the parties arising out of or relating to this Agreement or a breach hereof which dispute is not resolved within 10 days after receipt of notice by the allegedly breaching party, such dispute shall immediately be referred for resolution jointly by senior executives of the parties who are authorized to negotiate a resolution to such dispute. If such individuals are unable to agree upon a resolution within 20 days after referral of such dispute to them (such 20 day period together with the preceding 10 day period being referred to as the "RESOLUTION PERIOD;" provided, however that the Resolution Period shall in no event be less than 30 days), then either party may, upon notice to the other party pursuant to Section 13, refer the dispute for final, binding arbitration to J.A.M.S./Endispute or its successor organization for arbitration before a panel of three arbitrators (with each party choosing one arbitrator and the third arbitrator being chosen by the first two arbitrators) in Washington DC. Such arbitration shall be conducted under the administrative rules of J.A.M.S./Endispute; provided, however, that in the event of any conflict between such administrative rules and this Section 14, the provisions of this Section 14 shall govern. Each party shall bear its own costs and attorneys' fees with respect to such arbitration. The award of the arbitrators shall include a written explanation of their decision. The parties hereby agree that arbitration before J.A.M.S./Endispute pursuant to this Section 14 shall be the parties' exclusive remedy and that the arbitration decision and award, if any, shall be final, binding upon, and enforceable against, the parties, and may be confirmed by the judgment of a court of competent jurisdiction.

     15. CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF MARYLAND.

     16.  TERMINATION.

          (a) If SpectraNet materially breaches this Agreement at any time before it has Accepted either Phase 1,2 or 3, then ACE*COMM may terminate this Agreement with respect to any Uncompleted Phases (as defined below) effective no earlier than the expiration of the applicable Resolution Period upon prior written notice to ACE*COMM. Upon a termination


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SYSTEM ACQUISITION AGREEMENT                                    Ser. No. 97-0183
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pursuant to this Section 16(a), SpectraNet shall return or destroy all
Deliverables theretofore delivered by ACE*COMM with respect to any Uncompleted Phases and SpectraNet shall pay ACE*COMM an aggregate amount for such Uncompleted Phase that (i) does not exceed the license and service fees for such Uncompleted Phase as set forth in the Statement of Work, and that (ii) reasonably reflects ACE*COMM's costs and expenses for performing the work completed on such Uncompleted Phase as of the date of termination. ACE*COMM shall refund any amount already paid by SpectraNet that exceeds the amount that is determined to be owed to ACE*COMM under phrase (ii) of the preceding sentence. An "UNCOMPLETED PHASE" shall be any of Phase 1, 2 or 3 for which SpectraNet has not made the final license fee and service fee payment as set forth in the payment schedule in the Statement of Work. In no event shall ACE*COMM enjoin or otherwise prevent or seek to prevent any use by SpectraNet of any Deliverables that have been Accepted by SpectraNet and which use is otherwise authorized under this Agreement. In the event of any such unauthorized use of any such Accepted Deliverable by SpectraNet, ACE*COMM shall be entitled to seek injunctive relief with respect to the unauthorized use, without posting bond or other security, and without the necessity of proving actual damages.

          (b) Any notice from a party with respect to an alleged breach by the other party shall conform to the requirements of Section 13 and shall identify the contract provision at issue and describe in reasonable factual detail how such party believes the other party has materially violated such provision.


                                  Article IV.
                            MISCELLANEOUS PROVISIONS

     17.  SOURCE CODE ESCROW.

          (a) ESCROW AGREEMENT. ACE*COMM shall enter into a source code escrow agreement with Data Securities International, Inc., (the "ESCROW HOLDER") in the form attached hereto as Exhibit C pursuant to which SpectraNet shall be a named beneficiary (the "ESCROW AGREEMENT"). ACE*COMM shall continually maintain such Escrow Agreement. SpectraNet shall be responsible for any fees due under the Escrow Agreement that are charged by the Escrow Holder with respect to the Escrow Materials (as defined below) that are being held for the benefit of SpectraNet. ACE*COMM shall deposit and continually maintain in escrow with the Escrow Holder a copy of the most current version of the source code for any and all portions of the Software which have been Accepted and for which ACE*COMM is authorized to sublicense the source code (including at a minimum the Standard Software Products, the Embedded Software and the Custom Work Product) together with all additional relevant documentation required for an experienced programmer/analyst to reasonably understand and maintain such portion of the Product, brought up to date to the date of delivery of such Software (collectively the "ESCROW MATERIALS"), and ACE*COMM shall continue to update such Escrow Materials as the applicable software is modified or improved in accordance with this Agreement.


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SYSTEM ACQUISITION AGREEMENT                                    Ser. No. 97-0183
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          (b)  RELEASE EVENTS.  The Escrow Materials shall be released to
SpectraNet solely upon the occurrence of one or more of the following "RELEASE EVENTS":

                    (i) If ACE*COMM ceases to provide or is unable to continue to provide its repair, support and maintenance obligations for the Software under either Section 11 (during the Warranty Period) or under the Maintenance Agreement.

                    (ii) If the Escrow Agreement expires or is terminated without ACE*COMM entering into a new Escrow Agreement and naming a new Escrow Holder pursuant to Section 17(d).

                    (iii) If ACE*COMM fails to deposit or maintain with the Escrow Holder all required Escrow Materials promptly after such Escrow Materials become available.

                    (iv) Upon any other breach of this Agreement by ACE*COMM that is not cured by ACE*COMM within 30 days after notice by SpectraNet and which breach is determined to be a material breach of this Agreement by ACE*COMM under an arbitration proceeding pursuant to Section 16.

                    (v) If ACE*COMM (a) fails to continue to do business in the ordinary course, (b) voluntarily or involuntarily dissolves or winds-up its affairs, (c) becomes insolvent, (d) files for bankruptcy, makes a general assignment for the benefit of its creditors, or fails within 30 business days to dismiss any involuntary proceeding seeking the entry of an order for relief under any bankruptcy or related laws or the appointment of a receiver on account of the insolvency of ACE*COMM and ACE*COMM or its successor in interest fails to perform its obligations under this Agreement within 30 days after such filing or appointment.

          (c) LICENSE. Upon the occurrence of any Release Event, SpectraNet is hereby granted a license to take all actions with respect to such Escrow Materials reasonably necessary to continue to support, maintain and use the Software for the purposes authorized under this Agreement.

          (d) REPLACEMENT OF ESCROW HOLDER. ACE*COMM shall have the right to replace Escrow Holder with another qualified escrow holder pursuant to another escrow agreement substantially similar to the Escrow Agreement. ACE*COMM shall notify SpectraNet, in writing, of the new escrow holder and shall certify in writing that a new copy of the Escrow Materials have been deposited with the new escrow holder. ACE*COMM shall enter into such supplementary agreement(s) with SpectraNet and the new escrow holder as are necessary to make SpectraNet a named beneficiary of such new escrow agreement. Upon such change and replacement, the subsequent escrow holder shall become for all purposes the Escrow


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SYSTEM ACQUISITION AGREEMENT                                  SER. NO. 97-0183
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Holder and the subsequent escrow agreement shall become the Escrow Agreement for all purposes.

          (e) INJUNCTIVE RELIEF. ACE*COMM and SpectraNet each acknowledge that the release of the Escrow Materials to SpectraNet upon the occurrence of a Release Event is essential to protect the legitimate business interests of SpectraNet and that ACE*COMM's or Escrow Holder's failure to release such Escrow Materials upon the occurrence of the applicable Release Event will result in irreparable injury to SpectraNet, and that in such event the exact amount of damages is now and will be difficult to ascertain and the remedies at law for any such failure would not be reasonable or adequate compensation. Accordingly, ACE*COMM and SpectraNet agree that if ACE*COMM or Escrow Holder fail to release the Escrow Materials following the applicable Release Event, SpectraNet shall be entitled to specific performance and injunctive relief, without posting bond or other security, and without the necessity of proving actual damages.

     18. INDEPENDENT ACE*COMM STATUS. Each party and its people are independent contractors in relation to the other party with respect to all matters arising under this Agreement. Nothing herein shall be deemed to establish a partnership, joint venture, association or employment relationship between the parties. Each party shall remain responsible for and shall indemnify and hold harmless the other party for the withholding and payment of all Federal, state and local personal income, wage, earnings, occupation, social security, unemployment, sickness and disability insurance taxes, payroll levies or employee benefit requirements (under ERISA, state law or otherwise) now existing or hereafter enacted and attributable to themselves and their respective people.

     19. ENTIRE AGREEMENT, AMENDMENT. This document, the Statement of Work, the accompanying Specifications and any applicable provisions under Section 25, which are hereby incorporated by reference, constitute the entire agreement between the parties and supersede all other representations, understandings or communications, whether written or verbal, with respect to the subject matter hereof. This Agreement is expressly limited to its terms and any different or additional provisions of any purchase order, invoice or similar documentation or printed form are specifically rejected and shall have no effect. Any amendment, modification or waiver of this Agreement, or any part hereof, shall be binding upon the parties only if such amendment, modification or waiver specifically references this agreement and has been signed by representatives of both parties specifically authorized to execute such binding amendments. Waiver of any provision of this Agreement in one instance shall not preclude future enforcement of it in future situations.

     20. SEVERABILITY. If any provision hereof is determined by a tribunal of competent jurisdiction to be illegal or unenforceable, it shall automatically be deemed conformed to the minimum requirements of law and, along with all other provisions hereof, shall thereupon be given full force and effect. Headings are for reference purposes only and have no substantive effect.

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

     21. ASSIGNMENT, SUBCONTRACTING. Upon the consent of ACE*COMM (which consent shall not be unreasonably withheld), SpectraNet may transfer or assign this Agreement, including the licenses granted hereunder, to any parent, subsidiary or other affiliate controlled by any of the foregoing (where "control" for purposes of this Section 21 means a 50% ownership interest); provided, however, that if such transfer or assignment by SpectraNet is done as part of a public offering of securities by SpectraNet, by an entity that directly or indirectly controls SpectraNet, or by an entity directly or indirectly controlled by SpectraNet, then SpectraNet shall provide written notice to ACE*COMM of such transfer or assignment, but ACE*COMM's consent to such transfer or assignment shall not be required. ACE*COMM reserves the right to subcontract discrete portions of the Statement of Work with SpectraNet's consent, which shall not unreasonably be withheld. This Agreement is binding upon and is enforceable by the parties and their authorized successors and assigns. Except as otherwise provided in this
Section 21, neither party may assign this Agreement or any of its rights or obligations hereunder without the written consent of the other party and any attempt to do so shall be void and of no legal effect. In any permitted transfer, assignment or subcontracting of this Agreement, the transferring, assigning or subcontracting party shall remain liable and responsible for all transferred, assigned or subcontracted rights and obligations.

     22. FAX COUNTERPARTS. A facsimile of this Agreement and notices sent according to Section 13 generated in good form from a telecopier "fax" machine (as well as a photocopy thereof) shall be treated as "original" documents admissible into evidence unless a document's authenticity is genuinely placed in question.

     23. FORCE MAJEURE. Excluding any of SpectraNet's payment obligations under this Agreement, neither party shall be liable for delays or failure to perform as a direct result of causes beyond its reasonable control, including acts of god (such as fire, storm, earthquake), electrical outages, labor disputes or delay or failure by others to provide proper site or environmental conditions, or in the performance of any co-contractor or subcontractors selected by the other party.

     24. NONSOLICITATION. During the Term and for a period of one (1) year thereafter, each party agrees not to solicit, nor attempt to solicit, the services of any employee of the other party without the prior written consent of the other party. If this provision is violated, the violating party shall pay liquidated damages equal to one hundred fifty (150) percent of the solicited person's annual compensation; provided that upon making such payment, the violating party shall not be in breach of this Agreement.

     25. SECURITY, NO CONFLICTS. Each party agrees to inform the other party of any information made available to it that is classified or restricted data, agrees to comply with the security requirements imposed by any state or local government, or by the United States Government, and shall return all such material upon request. Each party represents that its participation in this Agreement does not create any conflict of interest prohibited by the United States Government or any other domestic or foreign government and shall promptly notify the other party if any such conflict arises during the Term.


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     26.  INSURANCE INDEMNITY. ACE*COMM shall maintain during the Term hereof reasonable insurance protection for ACE*COMM's workers and their work hereunder and shall to the extent of such coverage indemnify SpectraNet for bodily injury and physical property damage directly and solely attributable to the negligent or intentional acts of its employees occurring within the scope of their employment. SpectraNet shall maintain secure, up-to-date archival copies of all valuable data, software programs and the like, as well as adequate liability, casualty and business interruption insurance and appropriate disaster recovery plans.

     27. COMPLIANCE WITH EXPORT REGULATIONS. SpectraNet has or shall obtain in a timely manner all necessary or appropriate licenses, permits or other governmental authorizations or approvals; shall indemnify and hold ACE*COMM harmless from, and bear all expense of, complying with all foreign or domestic laws, regulations or requirements pertaining to the importation, exportation, or use of the technology to be developed or provided herein. SpectraNet shall take no action, nor omit to take any required action, which would cause either party to violate the Foreign Corrupt Practices Act of 1977 or the U.S. Export Administration Regulations.

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     IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto have caused this Agreement to be executed by their duly authorized representatives.

SpectraNet International Inc.              ACE*COMM, Inc.


By:    /s/ John W. Lewis                   By:    /s/ S. Joseph Dorr
   --------------------------------           ---------------------------------
Name:  JOHN W. LEWIS                       Name:  S. Joseph Dorr
   --------------------------------           ---------------------------------
Title:  Sr. Vice President                 Title: Vice President
   --------------------------------           ---------------------------------
Date:   JUNE 19, 1997                      Date:  May 28, 1997
   --------------------------------           ---------------------------------

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